                                                                    EXHIBIT 10.5

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is dated as of January 28, 2000, between and among SHARON S. QUAINTANCE, a resident of the State of Texas ("Employee"), and GRACE DEVELOPMENT, INC., a Colorado corporation (the "Company").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company is engaged in the business of providing internet access, internet provider services, e-commerce application and hosting services, telecommunications and wireless telecommunications services, and integrated voice, video and data communications products and services (collectively, the "Scope of Business"); and

     WHEREAS, the Company and Employee each desire to enter into this Agreement, pursuant to which Employee will be employed by the Company on the terms and conditions hereinafter set forth, and to make certain other agreements;

     NOW, THEREFORE, in consideration of the premises and of the promises and agreements hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

     SECTION 1.  Employment. Subject to the terms hereof, the Company hereby
                 ----------
employs Employee, and Employee hereby accepts such employment. Employee shall devote her Full Time and best efforts to rendering services on behalf of the Company. As used herein, "Full Time" shall mean working during normal business hours to accomplish her duties and responsibilities with appropriate timeliness, and such term shall not preclude Employee's devoting incidental time to the management of her non-Company related business and personal affairs, during normal business hours nor shall it preclude her participating in other affairs during non-business hours.

     SECTION 2.  Position, Authority and Duties.
                 ------------------------------

          (a)  Position. Employee shall serve as Vice President - Corporate
               --------
Development of the Company and, as such, Employee shall report directly to the Company's President. Employee shall be responsible for the development and implementation of operational and strategic initiatives relating to the deployment of competitive local exchange carrier and interexchange carrier capabilities of the Company and its affiliated companies and such additional duties and responsibilities as the President may determine and direct.

          (b)  Location. Employee's office shall be located in the metropolitan
               --------
Atlanta, Georgia area, and Employee shall be required to relocate as a condition of her continued
employment by the Company. Provided that Employee shall have relocated her principal residence to Atlanta, Georgia no later than August 1, 2000, the Company shall reimburse the Employee for any reasonable moving expenses actually incurred by the Employee to the extent that the Employee can show to the satisfaction of the Company that a corresponding deduction is allowable to the Employee pursuant to Section 217 of the Internal Revenue Code of 1986, as amended (the "Code"), thereby resulting in such payment not being characterized as "wages" for purposes of the payroll and FICA withholding requirements pursuant to sections 3401(a)(15) and 3121(a)(11) of the Code, respectively, provided, however, that in no event shall the Company be obligated to reimburse
--------  --------
Employee for such expenses in excess of Fifty Thousand Dollars ($50,000). No reimbursement of relocation expenses hereunder shall be paid (and the Swing Loan (as hereinafter defined), if made, shall be immediately reimbursed to the Company) if Employee does not relocate her principal residence to Atlanta, Georgia by August 1, 2000.

          (c)  Relocation Advance. In addition to reimbursement of relocation
               ------------------
expenses in accordance with Section 2(b) above, the Company shall advance to Employee the sum of Twenty Thousand Dollars ($20,000) upon Employee's closing on the purchase of a principal residence located in the Atlanta, Georgia metropolitan area, provided, however, that Employee shall not have previously
                   --------  -------
closed on the sale of her principal residence in Dallas, Texas (the "Swing Loan"). Employee agrees that the Swing Loan shall be repaid in full to the Company upon the closing of the sale of her principal residence in Dallas, Texas.

     SECTION 3. Term. The term of this Agreement shall begin on the date
                ----
hereof (the "Effective Date") and shall continue until the earlier of (a) the date that is two (2) year following the Effective Date (the "Term") or (b) the occurrence of a Terminating Event.

     As used herein, "Terminating Event" shall mean:

          (i) the death or Total Disability of Employee ("Total Disability" meaning the failure of Employee to perform her normal required services hereunder at her office for a period of three (3) consecutive months, by reason of Employee's mental or physical disability as so determined by a licensed physician selected by the Company reasonably satisfactory to Employee);

          (ii) the mutual written agreement of the parties hereto to terminate Employee's employment hereunder;

          (iii) the Company's termination of Employee's employment hereunder, upon thirty (30) days' prior written notice to Employee, for "Cause." For the purposes of this Agreement, "Cause" for termination of Employee's employment shall exist (a) if Employee is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony, (b) if, in the sole determination of the Board of Directors of the Company, Employee has engaged in conduct or activities materially damaging to the business of the Company (it being understood, however, that neither conduct nor activities pursuant to Employee's exercise of her good faith business judgment nor unintentional physical damage to any property of the Company by Employee shall be a ground for such a determination by the Board of Directors of the Company) after written notice with specificity as to the conduct or activities complained of and a reasonable opportunity is given to Employee to cure the same, or (c) if Employee has failed without reasonable cause to devote her Full Time and best efforts to the business of the Company and, after notice from the Company of such failure, Employee at any time thereafter again so fails; or

     (iv) the Employee terminates this Agreement for "Good Reason." For the purposes of this agreement "Good Reason" for the Employee's termination of this Agreement shall exist if (a) the Company breaches a material provision of this agreement and such breach is not remedied within thirty (30) days following receipt by the Company of notice given by the Employee of such breach, or (b) the Company materially alters the title, duties or responsibilities of Employee without obtaining prior written consent to such change.

     SECTION 4. Compensation and Benefits.
                -------------------------

          4.1  Salary and Other Compensation.
               -----------------------------

               (a)  Salary. Employee shall be paid a salary by the Company at
                    ------
the annual rate of One Hundred Fourteen Thousand Dollars ($114,000), which salary shall be payable bi-weekly in accordance with the payroll payment practices from time to time adopted by the Company ("Base Salary"). Thereafter, Employee's salary shall be as determined by the President of the Company.

               (b)  Bonuses. Employee shall be eligible to participate in the
                    -------
Company's incentive and bonus programs, including, without limitation, any stock option programs, to the same extent as other senior executive officers of the Company.

               (c)  Stock Options. In addition, as an inducement to Employee to
                    -------------
remain in the employ of the Company during the Term, the Company shall issue to Employee options to purchase Three Hundred Thousand (300,000) shares of Common Stock at an exercise price of One Dollar ($1.00) per share. The options to be issued pursuant to this Section 4.1(c) shall be issued pursuant to a stock option plan to be approved by the Board of Directors as promptly as practicable, and shall vest at the rate of 62,500 shares on each of April 30, July 31, October 31, 2000 and 112,500 shares shall vest on January 31, 2001.

          4.2  Insurance.
               ---------

               (a)  Life and Other Insurance. The Company shall, at its
                    ------------------------
expense, provide or arrange for and keep in effect, during the term of Employee's employment hereunder, so long as she is insurable, such group term life insurance, travel accident, accidental death and dismemberment insurance and long-and short-term disability insurance, or their equivalents, as is provided from time to time for other senior executive officers of the Company.

               (b)  Medical Insurance. During the term of Employee's employment
                    -----------------
hereunder, the Company shall, at its expense, provide or arrange for and keep in effect, hospitalization, major medical and similar medical and health insurance for Employee and her family, to the same extent as is provided from time to time for other senior executive officers of the Company.

          4.3  Vacation.  Employee shall be entitled to the same number of days
               --------
of paid vacation during each year of her employment hereunder as is allowed to other senior executive officers of the Company, but in no event less than two
(2) weeks of paid vacation per year.

          4.4  Retirement Benefits.  During the term of her employment
               -------------------
hereunder, Employee shall have the same right as other senior executive officers of the Company to participate in all profit-sharing, pension and other retirement plans as are now, or as may hereafter be, established by the Company.

          4.5  Out-of-Pocket Expenses.  The Company shall reimburse Employee for
               ----------------------
all reasonable out-of-pocket expenses incurred by Employee in connection with the performance of her duties hereunder upon presentation of appropriate vouchers therefor.

     SECTION 5.  Termination.
                 -----------

          (a)  Notice of Termination.  Any termination of Employee's employment
               ---------------------
by the Company or by Employee (other than termination for death pursuant to subparagraph (i) of Section 3) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

          (c)  Date of Termination.  "Date of Termination" shall mean (i) if
               -------------------
Employee's employment is terminated by her death, the date of her death, (ii) if Employee's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof, thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of her duties on a full-time basis during such thirty (30) day period), (iii) if Employee's employment is terminated for Cause pursuant to subparagraph (iii) of Section 3 hereof, the date specified in the Notice of Termination, and (iv) if Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given; provided, however,
                                                            --------  -------
that, in all instances, if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

          (d)   Exclusive Provisions. Employee may not be terminated by the
                --------------------
Company and Employee may not terminate her employment hereunder except as provided in this Section 5.

     SECTION 6. Compensation Upon Termination or During Disability.
                --------------------------------------------------

          (a)   In the Event of Death. If Employee's employment shall be
                ---------------------
terminated by reason of her death, the Company shall pay to such person as she shall designate in a notice filed with the Company, or, if no such person shall be designated, to her estate as a lump sum death benefit, the amount of her accrued but unpaid full Base Salary to the date of her death in addition to any payments Employee's spouse, beneficiaries or estate may be entitled to receive pursuant to any pension or employee benefit plan or life insurance policy presently maintained by the Company, and such payments shall fully discharge the Company's obligations hereunder. All stock options granted to the employee from and after the date hereof shall become vested and immediately exercisable as of the date of Employee's death in accordance with the plan or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of Employee's death, Employee's beneficiaries or the estate shall be able to exercise any such options within eighteen (18) months of the date of Employee's death.

          (b)   In the Event of Physical or Mental Illness. During any period
                ------------------------------------------
that Employee fails to perform her duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive her full Base Salary and bonus payments until Employee's employment is terminated for Total Disability pursuant to subparagraph (i) of Section 3 hereof. After termination, Employee shall be paid her Base Salary at the rate in effect at the time Notice of Termination is given less, in each case, any disability payments otherwise payable by or pursuant to plans provided by the Company and actually paid to Employee in substantially equal monthly installments over the remaining term hereof, and the Company shall have no further obligations to Employee under this Agreement. All stock options granted to the employee from and after the date hereof shall become vested and immediately exercisable as of the date of the Notice of Termination given in respect of Total Disability in accordance with the plan or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of termination, employee shall be able to exercise such options within six (6) months of the date of the Notice of Termination.

          (c)   Cause. If Employee's employment shall be terminated for Cause,
                -----
the Company shall pay Employee the amount of her accrued but unpaid Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to Employee under this Agreement. If Employee's employment shall be terminated for Cause, the Employee shall reimburse the Company in full for all relocation expenses paid or reimbursed by the Company pursuant to Section 2(b) of this Agreement and the Swing Loan, if then outstanding.

          (d)   Wrongful Termination. If in breach of this Agreement, the
                --------------------
Company shall terminate Employee's employment other than in the manner allowed pursuant to Section 3 hereof (a purported termination pursuant to Section 3 hereof which is disputed and finally determined not to have been proper shall be a termination by the Company in breach of this Agreement), or if Employee terminates this Agreement for Good Reason, then:

          (i) the Company shall pay Employee her full Base Salary and any other benefits payable hereunder, such as unreimbursed relocation or out-of-pocket expenses, through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          (ii) the Company shall continue to reimburse Employee for relocation expenses in accordance with Section 2(b) hereof;

          (iii) in lieu of any further salary payments to Employee for periods subsequent to the Date of Termination, the Company shall pay as severance pay to Employee an amount equal to twenty-five percent (25%) of the sum of (i) the annual Base Salary at the highest rate in effect during the twelve (12) months immediately preceding the Date of Termination and (ii) the highest annual bonus payments paid or accrued pursuant to this Agreement, with such amount being paid to Employee in substantially equal monthly installments for a three (3) month period following the Date of Termination; and

          (iv) all stock options granted to the Employee hereunder and from and after the date hereof shall become vested and immediately exercisable in accordance with the plans or plans pursuant to which such options are to be issued. If no stock option plan exists at the time of such termination, Employee shall be able to exercise such options at her discretion within six (6) months of the date of termination of her employment.

          (e)   Voluntary Termination by Employee. If Employee terminates her
                ---------------------------------
employment with the Company voluntarily, then:

          (i) the Company shall pay Employee her full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;

          (ii) all unvested options granted shall terminate and vested options may be exercised in accordance with the terms of the plan or plans pursuant to which such options are to be issued; and

          (iii) if Employee voluntarily terminates her employment with the Company prior to the first anniversary of the date hereof, the Employee shall reimburse the Company in full for all relocation expenses paid or reimbursed by the Company pursuant to Section 2(b) of this Agreement and the Swing Loan, if then outstanding.

          (f)   Mitigation. Employee shall not be required to mitigate the
                ----------
amount of any payment provided for in this Section 6 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 6 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination.

     SECTION 7.  Successors; Binding Agreement.
                 -----------------------------

          (a)   Successor Companies. The Company shall require any successor
                -------------------
(whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Company in the same amount and on the same terms as she would be entitled to hereunder if she terminated her employment for Good Reason as set forth in Section 3(iv), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section 7(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  Executive's Estate and Heirs. This Agreement and all rights of
               ----------------------------
Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to him hereunder if she had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

SECTION 8. Restrictive Covenants.
           ---------------------

          (a) The Employee acknowledges that (i) the covenants herein are necessary to protect the goodwill and other value of the Company; (ii) at the Effective Date the Company will have bargained and paid adequate and sufficient consideration for the restrictive covenants herein; and (iii) the Company is employing the Employee in reliance on the covenants of this Section 8 in view of the unique and essential nature of the services the Employee is to perform hereunder and the irreparable injury that would befall the Company should the Employee breach such covenants.

          (b) The Employee further acknowledges that her services hereunder are of a special, unique and extraordinary character and that her position with the Company will place him in a position of confidence and trust with the customers and employees of the Company and allow her access to Confidential Information (as hereinafter defined).

          (c) The Employee further acknowledges that the type and periods of restrictions imposed by the covenants in this Section 8 are fair and reasonable and that such restrictions will not prevent the Employee from earning a livelihood.

          (d)   The Employee further acknowledges that, as of the Effective Date
(i) the Company is engaged in the Scope of Business; (ii) the Company conducts its business activity in and throughout the Area (as hereinafter defined); and
(iii) Competing Businesses (as hereinafter defined) are engaged in businesses like and similar to the business of the Company.

          (e) Having acknowledged the foregoing, the Employee covenants and agrees with the Company that she will not, directly or indirectly:

          (i) while she is in the Company's employ and after the termination of her employment for any reason whatsoever (whether voluntarily or involuntarily), disclose, use or otherwise exploit, except as may be necessary in the performance of her duties hereunder, any Confidential Information disclosed to the Employee or of which the Employee became aware by reason of her employment with the Company;

          (ii) while she is in the Company's employ and through the period ending one (1) year after the termination of her employment for any reason whatsoever (whether voluntarily or involuntarily), employ or attempt to employ or assist anyone else in employing in any Competing Business in the Area any managerial or employee of the Company (whether or not such employment is full time or is pursuant to a written contract with the Company); and

          (iii) while she is in the Company's employ and through the period ending one (1) year after the termination of her employment (whether voluntarily or involuntarily) for any reason whatsoever, except for
          (a) termination by the Company without cause or (b) termination by the Employee for "good reason" or (c) expiration of the Term, engage in or render any services to or be employed by any Competing Business in the Area in a capacity substantially similar to the capacity in which Employee is employed by the Company hereunder, whether as a director, officer, shareholder, owner, employee or as a consultant (other than as the owner of less than five (5%) percent of the shares of a publicly-owned corporation whose shares are traded on a national securities exchange or on the NASDAQ National Market System).

          (f) The Employee agrees that upon the termination of her employment for any reason whatsoever (whether voluntarily or involuntarily), she will not take with him or retain without written authorization, and she will promptly deliver to the Company, originals and all copies of all papers, files or other documents containing any Confidential

Information and all other belonging to the Company and in her possession or under her control.

          (g) For purposes of this Section 8, the term (a) "Area" means any state within the United States of America; (b) "Competing Business" means the Scope of Business or such other line of business in which the Company is actively engaged at the Date of Termination; and (c) "Confidential Information" means any and all data, knowledge and information relating to the business of the Company (whether or not constituting a trade secret) that is, has been or will be obtained by or disclosed to the Employee or of which the Employee became or becomes aware as a consequence of or through her relationship with the Company and that has value to the Company and is not generally known by its competitors, provided, however, that no information will be deemed confidential
             --------  -------
unless it is known to the Employee to be confidential information or has been reduced to writing and marked clearly and conspicuously as confidential information. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made without authorization by the Company), or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. Confidential Information includes, but is not limited to, information relating to the Company's financial affairs, processes, services, customers, Employee or employees, compensation, research, development, purchasing, accounting or marketing.

          (h) The Employee acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 8 and that damages arising out of such breach would be difficult to ascertain. The Employee hereby agrees that, in addition to all other remedies provided at law or in equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by the Employee of any covenant contained in this Section 8. The parties hereto agree that all references to the Company in this Section 8 shall include, unless the context otherwise requires, all subsidiaries (if any) of the Company.

     SECTION 9. Miscellaneous.
                -------------

          9.1   Confidentiality.
                ---------------

                (a) Employee recognizes and acknowledges that in the course of her employment with the Company, as contemplated by this Agreement, and as a result of the position of trust that she will hold under this Agreement, she will obtain private and confidential information and proprietary data relating to the Company, including, without limitation, financial information, product and design information, marketing information, customer lists and other data that are valuable assets and property rights of the Company (collectively referred to as "Confidential Information"). Employee agrees that she will not, during the term of this Agreement or any time after the termination of this Agreement, either directly or indirectly, disclose or use any Confidential Information acquired during her employment with the Company, unless (i) the Confidential Information has been made public through no action or fault of the Employee, or (ii) its disclosure is requested or compelled by applicable law or regulatory agency. Employee further agrees that after the termination of this Agreement, or at such other time as the Company requests, Employee will return to the Company all documents, papers and records constituting Confidential Information, and all copies of same in Employee's possession and control.

          (b) Employee acknowledges that irreparable loss and injury would result to the Company upon the breach of any of the covenants contained in this
Section 9.1 and that damages arising out of such breach would be difficult to ascertain. Employee agrees that, in addition to all other remedies provided at law or at equity, the Company may petition and obtain from a court of law or equity both temporary and permanent injunctive relief to prevent a breach by Employee of any covenant contained in this Section 9.1.

          9.2   Binding Effect. This Agreement shall inure to the benefit of and
                --------------
shall be binding upon Employee, her executor, administrator, heirs, personal representatives and assigns, and upon the Company and its successors and assigns; provided, however, that the obligations and duties of Employee may not
         --------  -------
be assigned or delegated.

          9.3  Governing Law. This Agreement shall be deemed to be made in, and
               -------------
in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of Georgia, without giving effect to principles of conflicts of laws.

          9.4  Invalid Provisions. The parties herein hereby agree that the
               ------------------
agreements, provisions and covenants contained in this Agreement are severable and divisible, that none of such agreements, provisions or covenants depends upon any other provision, agreement or covenant for its enforceability, and that each such agreement, provision and covenants constitutes an enforceable obligation between the Company and Employee. Consequently, the parties hereto agree that neither the invalidity nor the unenforceability of any agreement, provision or covenant of this Agreement shall affect the other agreements, provisions or covenants hereof, and this Agreement shall remain in full force and effect and be construed in all respects as if such invalid or unenforceable agreement, provision or covenant were omitted.

          9.5  Headings. The section and paragraph headings contained in this
               --------
Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6  Notices. All communications provided for hereunder shall be in
               -------
writing and shall be deemed to be given when delivered in person or deposited in the United States mail, first class, registered mail, return receipt requested, with proper postage prepaid, and

               (a)  If to Employee, addressed to:

                    Sharon S. Quaintance
                    9932 Lakeway Court
                    Dallas, Texas 75230

               (b)  If to the Company, addressed to:

                    Grace Development, Inc.
                    1690 Chantilly Drive
                    Atlanta, Georgia 30327
                    Attention: Chief Executive Officer

or at such other place or places or to such other person or persons as shall be designated in writing by the parties hereto in the manner provided above for notices.

          9.7  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          9.8  Waiver of Breach. The waiver by the Company of a breach of any
               ----------------
provision, agreement or covenant of this Agreement by Employee shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision, agreement or covenant by Employee.

          9.9  Entire Agreement. This Agreement is intended by the parties
               ----------------
hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any representation or statements to the contrary heretofore made. This Agreement may be modified only by a written instrument signed by each of the parties hereto.

     IN WITNESS WHEREOF, Employee has executed this Agreement, and the Company has caused this Agreement to be duly executed by its duly authorized officers and has caused its proper corporate seal to be affixed hereto, and the parties have caused this Agreement to be delivered, all on the day and year first written above.

                                         /s/ Sharon S. Quaintance
                                         ---------------------------------
                                         SHARON S. QUAINTANCE

                                         GRACE DEVELOPMENT, INC.

                                         By:  /s/ James Blanchard
                                            ------------------------------
                                              Its: President
                                                  ------------------------
                                       12